EXHIBIT 4.1

                                  RULES OF THE
                  BOC GROUP EXECUTIVE SHARE OPTION SCHEME 2003




                    Adopted by the Company on 17 January 2003








 The UK Approved Schedule to this Plan has been approved by the Inland Revenue under the provisions of Schedule 9 to the Income and Corporation Taxes Act 1988
                             under reference X22459










                                Deloitte & Touche

                                   180 Strand

                                     London

                                    WC2R 1BL

                               Tel: 020 7438 3000


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                             RULES OF THE BOC GROUP

                       EXECUTIVE SHARE OPTION SCHEME 2003



1     DEFINITIONS AND INTERPRETATION

1.1 In this Plan, the following words and expressions shall have the meanings set out below:


      American Depository Shares    a receipt or certificate representing an
                                    interest in Shares in the Company and the terms "ADS" shall be construed accordingly;

      Appropriate Period            the meaning given by paragraph 15(2) of
                                    Schedule 9 to the Taxes Act;

      Board the board of directors of the Company from time to time or a duly authorised committee of it;

      Company                       The BOC Group plc (registered no. 22096);

      Control                       the meaning given by section 840 of the
                                    Taxes Act;

      Daily Official List           the register of listed securities and the
                                    prices of transactions published by the
                                    London Stock Exchange;

      Date of Grant                 the date on which the Grantor grants an
                                    Option under Rule 2.1;

      Dealing Day                   any day on which the London Stock Exchange
                                    is open for the transaction of business;

      Discretionary Share Plan      an Employees' Share Scheme in which
                                    participation is solely at the discretion of the Board;

      Eligible Employee             any person who at the Date of Grant is an
                                    employee or an executive director of a
                                    Participating Company;

      Employees' Share Scheme       the meaning given by section 743 of the
                                    Companies Act 1985;

      Exercise Condition            a condition or conditions imposed on the
                                    exercise of an Option pursuant to Rule 2.2;

      Grantor the Board (acting on behalf of the Company) or the Trustees acting on the recommendation or with the consent of the Board (as the case may be);


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      Grant Period                  the period of 42 days commencing on any of
                                    the following:

                                    (A)     the date on which the Plan is
                                            adopted by the Company;

                                    (B)     the day after the Company makes an
                                            announcement of its results for any
                                            period;

                                    (C)     any day on which changes to the
                                            legislation affecting share option
                                            plans are proposed or made;

                                    (D)     the date of commencement of an
                                            Eligible Employee's employment with
                                            a Participating Company, but only in
                                            respect of that Eligible Employee;
                                            or

                                    (E)     any day on which the Board resolves
                                            that exceptional circumstances exist
                                            which justify the grant of Options


                                    provided that if the Grantor cannot grant
                                    Options due to primary or secondary
                                    legislation, regulation or government
                                    directive or due to any code adopted by the Company (including by reason of its share capital being listed on the London Stock Exchange) the relevant Grant Period shall be 42 days commencing on the day after the restriction is lifted;

      Group Member                  (A)     a Participating Company; and

                                    (B)     the Company's holding company
                                            (within the meaning of section 736
                                            of the Companies Act 1985) or a
                                            Subsidiary of the Company or the
                                            Company's holding company;

      London Stock Exchange         the stock exchange operated by London Stock
                                    Exchange plc or any successor operating the same;

      Market Value                  (i)     in relation to a Share on any day:

                                    (A)     if the Shares are then fully quoted
                                            on the London Stock Exchange, its
                                            closing middle market quotation (as
                                            derived from the Daily Official
                                            List) for the immediately preceding
                                            Dealing Day;

                                    (B)     otherwise, its market value,
                                            determined in accordance with Part
                                            VIII of the Taxation of Chargeable
                                            Gains Act 1992;

                                    (ii)    in relation to an ADS on any day:

                                            means an amount equal to half-way
                                            between the high and low sales
                                            prices of ADSs recorded on the New
                                            York Stock Exchange on the
                                            applicable valuation date.

      Market Value Option Plan      any share option plan adopted by the Company
                                    under which options may only be granted with an exercise price set by


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                                    reference to the Market Value of a share at
                                    the date of grant;

      Option subject to Rule 2.10 a right to acquire Shares under the Plan which is either subsisting or is proposed to be granted;

      Option Period                 a period commencing on the Date of Grant of
                                    an Option and ending on the expiry of the period specified under Rule 5.1.1;

      Option Price                  subject to Rule 2.10, the price per Share,
                                    as determined by the Grantor at the Date of Grant, at which an Eligible Employee may acquire Shares upon the exercise of an Option being not less than the higher of:

                                    (A)     the Market Value of a Share on the
                                            Date of Grant (or the average Market
                                            Value of a Share on the Date of
                                            Grant and the two immediately
                                            preceding Dealing Days or the Market
                                            Value at such other time or times as
                                            may be determined by the Grantor
                                            provided that such times or period
                                            shall be within a Grant Period);
                                            and;

                                    (B)     if the Shares are to be subscribed,
                                            the nominal value of a Share;

                                    but subject to any adjustment pursuant to Rule 11;

      Overseas Plan                 the US Plan set out in Schedule 2 to this
                                    Plan as from time to time amended;

      Participant                   any person to whom an Option has been
                                    granted, or (where the context so admits) his personal representatives;

      Participating Company         (A)     the Company; and

                                    (B)     any other company which is under the
                                            Control of the Company and is a
                                            Subsidiary of the Company except one
                                            which the Board has designated shall
                                            not be a Participating Company; and

                                    (C)     if so designated by the Grantor, any
                                            company owned by the Company jointly
                                            with another person together with
                                            any Subsidiary of such company;

      Plan The BOC Group Executive Share Option Scheme 2003 as from time to time amended in accordance with the Rules;

      Rules the rules of the Plan as amended from time to time;

      Share a fully paid ordinary share in the capital of the Company;

      Subsidiary                    the meaning given by section 736 of the
                                    Companies Act 1985;

      Taxes Act                     the Income and Corporation Taxes Act 1988;


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      Trustees                      the trustee or trustees for the time being
                                    of any employee benefit trust established for the benefit of all or substantially all of the Eligible Employees; and

      UK Approved Schedule          that part of the Plan, comprising the UK
                                    Approved Schedule attached at Schedule 1 to the Plan, which has been approved by the UK
                                    Inland Revenue in accordance with Schedule 9 to the Taxes Act, in its present form or as from time to time amended in accordance with the provisions hereof.

1.2 Where appropriate, references to an Act of Parliament shall include reference to any substantially equivalent foreign legislation and all references to any statutory provisions are to those provisions as amended, extended or re-enacted from time to time and shall include any regulations or other subordinate legislation made under them.

1.3 The Interpretation Act 1978 shall apply to these Rules on the same basis as if they were an Act of Parliament.

1.4 The headings in the Rules are for the sake of convenience only and should be ignored when construing the Rules.

2     GRANT OF OPTIONS

2.1 During a Grant Period, the Grantor may grant to any Eligible Employee an Option over such number of Shares and at such Option Price as it may determine.

2.2 The Grantor will make the exercise of an Option conditional on satisfying one or more conditions. Such conditions must be objective and specified at the Date of Grant and must not be waived or changed by the Grantor unless where events happen which cause the Grantor reasonably to consider that:

      2.2.1 a changed Exercise Condition would be a fairer measure of performance, and would not be materially more or less difficult to satisfy than the condition as it existed or when first imposed; and

      2.2.2       the changed Exercise Condition is similar in nature.

2.3 The grant of an Option or the delivery of any Shares following its exercise shall be subject to obtaining any approval or consent required under any applicable laws, regulations of governmental authority and the requirements of the United Kingdom Listing Authority, and any other securities exchange on which the Shares are traded.

2.4 No Option may be granted, exercised, released or surrendered at a time when such grant, exercise, release or surrender would not be in accordance with the "Model Code on Directors' Dealings in Securities" issued by the United Kingdom Listing Authority, as amended from time to time, or any other code adopted by the Company.

2.5 The Grantor shall execute a deed as evidence of the grant of an Option, which deed may be in respect of an individual Option or any number of Options granted at the same time. As soon as practicable after the Date of Grant, the Grantor shall issue to each Participant a certificate in respect of the Option in such form as the Grantor may from time to time prescribe.

2.6   Participants are not required to pay for the grant of an Option.

2.7 Neither an Option nor any rights in respect of it may be transferred, assigned or otherwise disposed of by a Participant to any other person without the Grantor's prior consent, except


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      that, on the death of a Participant, his Option may be transmitted to his personal representatives.

2.8 A Participant may surrender all or part of his Option by notice in writing to the Secretary of the Company within 30 days of the Date of Grant. If this happens, the Option will, to the extent surrendered, be deemed for all purposes never to have been granted, and no further Options shall be granted to the Participant within 60 days of the date of surrender. No consideration is payable for the surrender.

2.9 If the Grantor purports to grant an Option which is inconsistent with the limits in Rule 3 or 4, the Option will be limited and will take effect from the Date of Grant on a basis consistent with the Rules, and the Grantor may call in the option certificate for endorsement, replacement or cancellation.

2.10 The Grantor may grant an Option to acquire cash or other assets (including Shares) which:

      2.10.1 on exercise, subject to satisfying any Exercise Condition where required by the Rules, delivers a value to the Participant related to the increase in the Market Value of a Share from the Date of Grant to the date of effective exercise; and

      2.10.2 is otherwise subject to the Rules, which shall be interpreted in such manner as the Grantor reasonably determines is necessary to give effect to this Rule 2.10.

2.11 All Options granted to Participants in the U.S. shall be evidenced by an instrument(s) in such form or forms as may from time to time be approved by the Company which, shall set out the manner in which a Participant may exercise his Option and the form of payment for the Shares or ADSs issuable or transferable under it.

2.12 The Company may arrange for any Option to constitute a right to ADSs rather than Shares, in which case the references to "Shares" in the Plan shall be deemed to be references to "ADSs" as the context may require.

2.13 In its discretion and upon such terms and conditions as it may implement from time to time, the Company may arrange for (i) any Option over Shares to be satisfied in the form of ADSs, and for any Option over ADSs to be satisfied in the form of Shares and (ii) for the exercise price of any Option expressed in Sterling to be paid in U.S. dollars, and for the exercise price of any Option expressed in U.S. dollars to be paid in Sterling using such rate of exchange as the Grantor may reasonably specify.

3    INDIVIDUAL LIMITS

3.1 Subject to Rule 3.2 no Option shall be granted to an Eligible Employee which would, at the Date of Grant, result in the market value (measured at the relevant Date of Grant) of the Shares over which he has been granted Options under the Plan and options under any other Market Value Option Plan in respect of any financial year of the Company exceeding 200% of his annual rate of basic salary.

3.2 In calculating the limit in Rule 3.1, no account shall be taken of any Shares which have been put under Option to ensure that a Participant who agrees to satisfy any liability to employer's national insurance contributions (or the overseas equivalent to the extent this is lawful) is not financially disadvantaged.

4     PLAN LIMITS

4.1 In any ten year period, the number of Shares which may be allocated under the Plan and under any other Employees' Share Scheme adopted by the Company shall not exceed such number


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      as represents ten per cent of the issued ordinary share capital of the
      Company from time to time.

4.2 In any twelve month period, the number of Shares allocated under the Plan and under any other Discretionary Share Plan adopted by the Company shall not exceed such number as represents 0.5 per cent of the issued ordinary share capital of the Company from time to time unless the number of Shares to be allocated under the Plan and under any other Discretionary Share Plan adopted by the Company, when aggregated with the number of Shares in any ten year period already allocated under the Plan and under any other Discretionary Share Plan adopted by the Company, represents less than five per cent of the issued ordinary share capital of the Company from time to time,

4.3   In determining the above limits:

      4.3.1 any Shares allocated to the Trustees under the Plan or any other Employees' Share Scheme adopted by the Company shall be included; and

      4.3.2 no account shall be taken of any Shares where the right to acquire such Shares was released or lapsed without being exercised, including pursuant to Rule 2.8 above.

4.4 In this Rule "allocate" shall mean, in the case of any share option plan, the placing of unissued shares under option and, in relation to other types of Employees' Share Schemes, the commitment to issue shares or the issue and allotment of shares (whichever is the earlier).

5     EXERCISE AND LAPSE OF OPTIONS - GENERAL RULES

5.1   An Option can only be exercised

      5.1.1 except where exercise is allowed as described in Rules 6 or 7, on or after the third anniversary of the Date of Grant or such other date determined by the Grantor at the Date of Grant;

      5.1.2 except where exercise is allowed as described in Rule 6 or 7, by a Participant while he is an officer or employee of a Group Member;

      5.1.3 except where otherwise provided in Rule 6 and 7, if the Exercise Condition (if any) is satisfied or waived.

5.2   An Option shall lapse on the earliest of:

      5.2.1 the tenth anniversary of the Date of Grant (or such other period as determined by the Grantor at the Date of Grant);

      5.2.2       the expiry of all applicable periods specified in Rule 6;

      5.2.3 the expiry of any of the applicable periods specified in Rule 7 except to the extent an Option is released in consideration of the grant of a New Option (during one of the periods specified in Rule 7) pursuant to Rule 8.2;

      5.2.4 where Rule 8.1 applies, the expiry of the Appropriate Period except where an Option is released in consideration of a New Option pursuant to Rule 8.2;

      5.2.5 the Participant ceasing to hold an office or employment or giving or being given notice to terminate employment with a Group Member in any circumstances except where it arises:

                  5.2.5.1     on any of the grounds specified in Rule 6; or


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                  5.2.5.2     during any of the periods specified in Rule 7
                              other than for an act or omission of the Participant entitling his employer to terminate without notice his office or employment or where the Participant gives notice to terminate;

      5.2.6 subject to Rule 7.5, the passing of an effective resolution or the making of an order by the Court for the winding up of the Company;

      5.2.7 the Participant being deprived of the legal or beneficial ownership of the Option by operation of law or being declared bankrupt, unless the Grantor determines otherwise; and

      5.2.8 the Participant purporting to transfer or dispose of the Option or any rights in respect of it other than as permitted under Rule 2.7.

5.3 For the purposes of this Rule 5 and Rule 6 below, a Participant shall not be treated as ceasing to hold office or employment with a Group Member until he has ceased to hold office or employment with all Group Members.

5.4 For the purposes of the Plan, a woman on maternity leave will not cease to hold an office or employment until the earlier of the date on which she notifies her employer of her intention not to return or the date on which she ceases to have statutory or contractual rights to return to work.

6     EXERCISE OF OPTIONS - EXCEPTIONS TO THE GENERAL RULES WHEN
      LEAVING/CHANGING EMPLOYMENT

6.1 If a Participant dies, even if any Exercise Condition has not been satisfied, a proportion of his Option can be exercised for a period of twelve months from the date of death (which proportion will reflect the number of whole months of the Option Period which have elapsed at the date of death) unless and to the extent the Grantor, acting fairly and reasonably, determines otherwise within 30 days from the date of death. The proportion of the Option that can be exercised shall be calculated as soon as practicable and notified to the Participant's personal representatives.

6.2 If a Participant retires from a Group Member, he may, subject to satisfying any Exercise Condition, exercise a proportion of his Option within six months of the expiry of the Option Period (which proportion will reflect the number of months of the Option Period which have elapsed at the date of retirement) unless and to the extent the Grantor, acting fairly and reasonably, determines otherwise.

6.3 If a Participant ceases to hold office or employment with a Group Member by reason of injury, ill-health or disability (evidenced to the satisfaction of the Board), he may exercise a proportion of his Option within twelve months of the date of cessation, even if any Exercise Condition has not been satisfied (which proportion will reflect the number of whole months of the Option Period which have elapsed at the date of cessation) unless and to the extent the Grantor, acting fairly and reasonably, determines otherwise within 30 days of the date of cessation.

6.4 If a Participant ceases to hold office or employment with a Group Member by reason either of job elimination or a reduction in workforce directly affecting him (as determined in the opinion of the Board), he may exercise a proportion of his Option within three months of the date of cessation, even if any Exercise Condition has not been satisfied (which proportion will reflect the number of whole months of the Option Period which have elapsed at the date of cessation) unless and to the extent the Grantor, acting fairly and reasonably, determines otherwise within 30 days of the date of cessation.


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6.5   If a Participant ceases to hold office or employment with a Group Member by reason of the company in the Group which employees him ceasing to be a Group Member or because of the transfer or sale of the undertaking (or part of the undertaking) in which he is employed to a person who is not a Group Member, he may exercise a proportion of his Option within three months of the date of cessation, even if any Exercise Condition has not been satisfied (which proportion will reflect the number of whole months of the Option Period which have elapsed at the date of cessation) unless and to the extent the Grantor, acting fairly and reasonably, determines otherwise within 30 days from the date of cessation.

6.6 If a Participant ceases to hold office or employment with a Group Member for any reason other than those specified in Rules 6.1, 6.2, 6.3, 6.4 and 6.4, his Option shall lapse unless and to the extent the Grantor, acting fairly and reasonably, determines otherwise within three months from the date of cessation.

7 EXERCISE OF OPTIONS - EXCEPTIONS TO THE GENERAL RULES ON TAKEOVER, RECONSTRUCTION AND WINDING-UP

7.1 Subject to Rules 7.3, 7.6 and 8.1 below, if any person obtains Control of the Company as a result of making, either:

      7.1.1 a general offer to acquire the whole of the issued ordinary share capital of the Company (which is either unconditional or made on a condition such that if it is satisfied the person making the offer will have Control of the Company); or

      7.1.2 a general offer to acquire all the shares in the Company which are of the same class as the Shares,

      (in either case disregarding any shares already owned by it or by any company associated with it), Options may be exercised within six months of the time when the person making the offer has obtained Control of the Company and any condition subject to which the offer is made has been satisfied.)

7.2 For the purpose of Rule 7.1 a person shall be deemed to have obtained Control of the Company if he and others acting in concert (as defined by the City Code on Take-overs and Mergers) with him have together obtained Control of it.

7.3 Subject to Rules 7.6 and 8.1, if any person becomes bound or entitled to acquire Shares under sections 428 to 430F of the Companies Act 1985, Options may be exercised at any time within the period of four weeks beginning on the date on which that person first becomes so bound or entitled;

7.4 If under section 425 of the Companies Act 1985 it is proposed that the Court sanctions a compromise or arrangement for the purposes of or in connection with the reconstruction of the Company or its amalgamation with any other company or companies the following shall apply:

      7.4.1 the Company shall notify all Participants at the same time as it sends notices to members of the Company calling the meeting to consider such a compromise or arrangement;

      7.4.2 subject to Rules 7.6 and 8.1, Options may then be exercised conditional on such compromise or arrangement being sanctioned by the Court and becoming effective before the earlier of the expiry of six months from the date of such notice and the date on which the compromise or arrangement becomes effective;


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      7.4.3       to the extent unexercised, Options shall lapse conditionally on the compromise or arrangement being sanctioned by the Court and becoming effective; and

      7.4.4. after exercising an Option the Participant shall transfer or otherwise deal with the Shares issued to him so as to place him in the same position (so far as possible) as would have been the case if such Shares had been subject to such compromise or arrangement.

7.5 If notice is duly given of a resolution for the voluntary winding-up of the Company, the Company shall notify all Participants. Subject to Rule 7.6, Options may then be exercised until the resolution is duly passed or defeated or the meeting concluded or adjourned sine die provided that the exercise of an Option pursuant to this Rule shall be conditional upon the resolution being duly passed. If the resolution is duly passed all Options shall, to the extent that they have not been exercised, lapse immediately.

7.6 Where Rules 7.1, 7.3, 7.4 or 7.5 apply only a proportion of an Option can be exercised (which proportion will reflect the number of months of the Option Period which have elapsed at the date of the relevant event) and the Option may only be exercised having regard to the extent to which any Exercise Condition has been satisfied at the date of the relevant event unless and to the extent the Grantor, acting fairly and reasonably, determines otherwise.

8     EXCHANGE OF OPTIONS FOLLOWING TAKEOVER ETC.

8.1   Rules 7.1, 7.3 and 7.4 shall not apply where:

      8.1.1 the events are part of a scheme or arrangement whereby another company ("the Acquiror") obtains Control of the Company;

      8.1.2 immediately after the Acquiror obtains Control, the issued ordinary share capital of the Acquiror is owned substantially by the same persons who were equity shareholders of the Company immediately prior to the Acquiror obtaining Control; and

      8.1.3 the Acquiror agrees to grant New Options in accordance with Rule 8.2 in consideration for the release of any Options which have not lapsed.

8.2   If:

      8.2.1 Options become exercisable under Rules 7.1, 7.3 or 7.4 and a company obtains Control of the Company; or

      8.2.2 a company obtains Control in circumstances where Rule 8.1 applies; or

      8.2.3 a company obtains Control of any Group Member as a result of a demerger;

      any Participant may during the Appropriate Period, by agreement with the acquiring company, release any Option which has not lapsed ("the Old Option") in consideration of the grant to him of an option ("the New Option") which relates to shares in a different company (whether the company which has obtained Control of the Company itself or some other company). In the case of a demerger, a New Option may be granted in respect of an appropriate part of an Old Option.

8.3 Where Rule 8.2 applies, the provisions of the Plan shall for this purpose be construed as if:

      8.3.1 the New Option were an option granted under the Plan at the same time as the Old Option;


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      8.3.2       except for the purpose of the definition of "Participating
                  Company" in Rule 1.1 and the reference to "the Company" in Rule 13.2, the reference to The BOC Group plc in the definition of "the Company" in Rule 1.1 were a reference to the different company mentioned in Rule 8.2;

      8.3.3       subject to Rule 8.3.4 any Exercise Condition will not apply;
                  and

      8.3.4 where Rule 8.1 applies, the Exercise Condition will apply either in its original form or an appropriately amended form unless the Grantor of the New Option determines that it should be disapplied in whole or in part.

9     MANNER OF EXERCISE

9.1   Subject to Rule 2.3, an Option may be exercised in whole or in part.

9.2 Subject to Rules 9.4 and 10.6 below, an Option may be exercised by delivering to the Company Secretary or such other person as the Grantor determines (as agent for the Grantor):

      9.2.1 an option certificate covering at least all the Shares over which the Option is then to be exercised;

      9.2.2 a notice of exercise in the prescribed form duly completed and signed by the Participant (or by his duly authorised agent); and

      9.2.3 a remittance for the aggregate Option Price made payable to the Company (as agent for the Grantor, where appropriate) in respect of the Shares over which the Option is exercised provided that the Grantor may from time to time prescribe a different exercise procedure.

9.3 If an Exercise Condition must be satisfied before an Option may be exercised, the delivery of the notice of exercise shall not be treated as effecting the exercise of the Option unless and until the Exercise Condition has been satisfied. The effective date of exercise shall be the later of the date of delivery of the notice of exercise and the date that the Exercise Condition has been satisfied and consequently Rule 12.2 shall not apply.

9.4 The Grantor may require a Participant to discharge or assume any liability to taxation or social security contributions which may arise on the exercise of an Option. The Company, any Participating Company, any Group Member, any employing company or the Trustees may withhold any amount and make any such arrangements as it considers appropriate to meet any liability to taxation or social security contributions in respect of Options (including their grant and exercise). These arrangements may include the sale of any Shares on behalf of a Participant or the reduction of the number of Shares receivable by the Participant.

10    ISSUE OR TRANSFER OF SHARES

10.1 The Company shall procure that sufficient Shares are available to transfer or allot to satisfy the exercise of all outstanding Options.

10.2 Subject to Rules 2.3 and 2.4, Shares shall be issued or transferred to the Participant (or his nominee) within 28 days following the date of effective exercise of the Option.

10.3 Shares issued or transferred pursuant to the Plan will rank pari passu in all respects with the Shares then in issue, except that they shall not rank for any right attaching to Shares by reference to a record date preceding the effective date of exercise.


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10.4  If the Shares are listed on a recognised stock exchange, the Company shall apply for listing of any Shares issued pursuant to the Plan (and not already listed) as soon as practicable after their allotment.

10.5 Any Shares acquired on the exercise of Options will be subject to the articles of association of the Company from time to time.

10.6 The Grantor may determine at any time that a Participant who exercises his Option shall not pay the Option Price, but shall instead receive an amount (in Shares, other assets or cash) equal to the amount by which the Market Value of the Shares on the date of exercise in respect of the Option is exercised exceeds the Option Price.

11    ADJUSTMENTS

11.1 The number of Shares over which an Option is granted, and the Option Price (and where an Option has been exercised but no Shares have been allotted or transferred pursuant to such exercise, the number of Shares which may be so allotted or transferred and the price at which they may be acquired) shall be adjusted in such manner as the Grantor shall determine following any capitalisation issue, any offer or invitation made by way of rights, subdivision, consolidation, reduction or other variation in the share capital of the Company which in the reasonable opinion of the Grantor justifies such an adjustment, so that (as nearly as may be without involving fractions of a Share) the aggregate Option Price payable in respect of an Option (if it was exercised in full) is unchanged.

11.2 Apart from pursuant to this Rule 11.2, no adjustment under Rule 11.1 above shall reduce the Option Price to less than the nominal value of a Share. Where an Option subsists over both issued and unissued Shares any such adjustment may only be made if the reduction of the Option Price of Options over both issued and unissued Shares can be made to the same extent. Any adjustment made to the Option Price of Options over unissued Shares shall only be made if and to the extent that the Board is authorised to capitalise from the reserves of the Company a sum equal to the amount by which the nominal value of the Shares in respect of which the Option is exercisable exceeds the adjusted aggregate Option Price and to apply such sum in paying up such amount on such Shares so that on exercise of any Option in respect of which such a reduction shall have been made the Board shall capitalise such sum (if any) and apply the same in paying up such amount as aforesaid.

11.3 The Grantor may take such steps as it may consider necessary to notify Participants of any adjustment made under this Rule 11 and to call in, cancel, endorse, issue or reissue any certificate as a result of such adjustment.

12    ADMINISTRATION

12.1 The Board shall administer the Plan. The Board shall have full authority, consistent with the Plan to interpret and construe any provision of the Plan and to adopt such regulations for administering the Plan as it may deem necessary or appropriate. The Board's decision shall be final and binding on all parties.

12.2 Any notice or other communication under or in connection with the Plan may be given by personal delivery or by sending the same by electronic means or by post, in the case of a company to its registered office, and in the case of an individual to his last known address, or, where he is an officer or employee of a Group Member, either to his last known address or to the address of the place of business at which he performs the whole or substantially the whole of the duties of his office or employment, and where a notice or other communication is given by post, it shall be deemed to have been received 72 hours after it was put into the post properly addressed and stamped and if by electronic means when the sender receives electronic confirmation of delivery or if not available 24 hours after sending the notice.

12.3 The Company may send to Participants copies of any notice or document normally sent by the Company to the holders of Shares.

12.4 In the case of partial exercise of an Option, the Grantor may in consequence call in, endorse, cancel and reissue, as it considers appropriate, any certificate for the balance of the Shares over which the Option was granted.

12.5 If any certificate is worn out, defaced or lost, it may be replaced on such evidence being provided as the Grantor may require.

12.6 The Participating Companies shall bear the costs of introducing and administering the Plan in such proportions as may be determined by the Company.

12.7 The Company and any Subsidiary of the Company may provide money to the Trustees or any other person to enable them or him to acquire Shares to be held for the purposes of the Plan, or enter into any guarantee or indemnity for those purposes, to the extent permitted by section 153 of the Companies Act 1985. In addition, the Company may require any Subsidiary of the Company to enter into such other agreement or agreements to require such Subsidiary of the Company to reimburse the Company for any other amounts paid by the Company under the Plan, directly or indirectly in respect of such Subsidiary's employees.

13    CHANGING THE PLAN

13.1 Subject to the rest of this Rule 13, the Board may at any time alter or add to all or any of the provisions of the Plan in any respect, (but only with the prior consent of the Trustees if there are subsisting Options which they have granted or agreed to satisfy which will be affected by the alteration or addition).

13.2 No alteration or addition to the material advantage of Participants or employees shall be made under Rule 13.1 without the prior approval by ordinary resolution of the members of the Company in general meeting, where such alteration or addition relates to:

      13.2.1      the definition of "Eligible Employee";

      13.2.2      the limits in Rule 3 and 4;

      13.2.3      the determination of the Option Price;

      13.2.4      the rights of Participants under Rule 11; and

      13.2.5      the terms of this Rule 13.2


      unless the alteration or addition is minor and is to benefit the administration of the Plan or is necessary or desirable in order to take account of any change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for any Group Member, any Participant or Eligible Employee.

13.3 No alteration or addition shall be made under Rule 13.1 which would materially abrogate or adversely affect the subsisting rights of a Participant unless it is made:

      13.3.1 with the consent in writing of such number of Participants as hold Options under the Plan to acquire 75 per cent of the affected Shares which would be issued or transferred if all such Options granted and subsisting under the Plan were exercised; or

      13.3.2 by a resolution at a meeting of Participants passed by not less than 75 per cent of the Participants who attend and vote either in person or by proxy, and for the purpose of this Rule 13.3 the provisions of the articles of association of the Company from time to time relating to shareholder meetings shall apply mutatis mutandis.

13.4 No alteration shall be made to the Plan if following the alteration the Plan would cease to be an employees' share scheme (as defined in section 743 of the Companies Act 1985).

13.5 Notwithstanding any other provision of the Plan, other than Rule 13.1 the Grantor may, in respect of Options granted to Participants who will be subject to taxation outside the United Kingdom on their remuneration amend or add to the provisions of the Plan and the terms of Options as it considers necessary or desirable to take account of or to mitigate or to comply with relevant overseas taxation, securities or exchange control laws provided that the terms of Options granted to such Participants are not overall more favourable than the terms of Options granted to other Participants.

13.6 As soon as reasonably practicable the Grantor shall give notice of any alteration or addition under Rule 13.1 to any Participant materially affected.

13.7 No alteration or addition under Rule 13 shall require the consent of any person unless expressly provided in these Rules.

14    LEGAL ENTITLEMENT

14.1 Nothing in the Plan or in any instrument executed pursuant to it will confer on any person any right to continue in employment, nor will it affect the right of any Group Member to terminate the employment of any person without liability at any time with or without cause, nor will it impose upon the Board or any other person any duty or liability whatsoever (whether in contract, tort or otherwise) in connection with:

      14.1.1      the lapsing of any Option pursuant to the Plan;

      14.1.2 the failure or refusal to exercise any discretion under the Plan; and/or

      14.1.3 a Participant ceasing to hold office or employment for any reason whatever.

14.2 Options shall not (except as may be required by taxation law) form part of the emoluments of individuals or count as wages or remuneration for pension or other purposes.

14.3 Any person who ceases to be an officer or employee with any Group Member as a result of the termination of his office or employment for any reason and however that termination occurs, whether lawfully or otherwise, shall not be entitled and shall be deemed irrevocably to have waived any entitlement by way of damages for dismissal or by way of compensation for loss of office or employment or otherwise to any sum, damages or other benefits to compensate that person for the loss or alteration of any rights, benefits or expectations in relation to any Option, the Plan or any instrument executed pursuant to it.

14.4 Nothing in the Plan shall be deemed to give any Eligible Employee any right to participate in the Plan.

15    GENERAL

15.1 The Plan shall terminate on the tenth anniversary of its adoption by the Company or at any earlier time by the passing of a resolution by the Board or an ordinary resolution of the Company in general meeting. Termination of the Plan will be without prejudice to the subsisting rights of Participants.

15.2 These Rules will be governed by and construed in accordance with the laws of England. Any person referred to in this Plan submits to the exclusive jurisdiction of the English courts.

                THE BOC GROUP EXECUTIVE SHARE OPTION SCHEME 2003

                                   SCHEDULE I

                              UK APPROVED SCHEDULE



1.    DEFINITIONS

1.1 The words and expressions used in this UK Approved Schedule which have capital letters have the meanings set out below, and words and expressions not otherwise defined have the same meaning they have in the Rules of the Plan to which this UK Approved Schedule is attached. In the event of any conflict between the rules of this UK Approved Schedule and the Rules of the Plan the provisions of the UK Approved Schedule will take precedence insofar as Options granted to and exercised by UK Eligible Enployees are concerned.

      Associated Company            In relation to the Company:

                                    (A)     any company which has Control of the
                                            Company; and

                                    (B)     any company which is under the
                                            Control of the Company or any
                                            company referred to in (A) above;

      Close Company                 A close company as defined in Section 414(1)
                                    of the Taxes Act as varied by Paragraph 8 of
                                    Schedule 9 to the Taxes Act;

      Eligible Employee             Any person who at the Date of Grant is:

                                    (A)     an employee of a Participating
                                            Company, who is not a director;
                                            or

                                    (B)     a full-time director of a
                                            Participating Company who is
                                            required under the terms of his
                                            office or employment to devote not
                                            less than 25 hours per week
                                            (excluding meal breaks) to his
                                            duties;

                                    and in either case, not precluded by
                                    Paragraph 8 of Schedule 9 of the Taxes Act from participating in the Plan;

      Market Value                  In relation to a Share on any day:

                                    (A)     if the Shares are then fully quoted
                                            on the London Stock Exchange, its
                                            closing middle market quotation (as
                                            derived from the Daily Official
                                            List) for the immediately preceding
                                            Dealing Day;

                                    (B)     otherwise, its market value,
                                            determined in accordance with Part
                                            VIII of the Taxation of Chargeable
                                            Gains Act 1992;

      Material Interest             The meaning given by Section 187(3) of the
                                    Taxes Act;

      Member of a Consortium        The meaning given by Section 187(7) of the
                                    Taxes Act;

      Share A fully paid ordinary share in the capital of the Company which satisfies the requirements of Paragraphs 10 to 14 of
                                    Schedule 9 to the Taxes Act;


1.2 For the purposes of this UK Approved Schedule the following words shall be added to Paragraph (B) in the definition of Market Value: "and agreed in advance with the Shares Valuation Division of the Inland Revenue".

2.    GENERAL

2.1 The purpose of this UK Approved Schedule is to benefit Eligible Employees who are, or may become, resident in the United Kingdom.

2.2 An Option may not be granted under the UK Approved Schedule before this Schedule has been approved by the Inland Revenue under the Taxes Act.

2.3 This UK Approved Schedule applies to any grant of Options specified as having been granted subject to its terms and conditions.

3.    AMENDMENTS TO THE PLAN

      For the purpose of Options granted under this UK Approved Schedule, the Rules of the Plan shall apply subject to the following amendments:

3.1 No Option shall be granted under the UK Approved Schedule to an Eligible Employee at any time if it would result in:

      3.1.1 the aggregate Market Value of the Shares at the Date of Grant which he may acquire in pursuance of rights obtained under the UK Approved Schedule; and

      3.1.2 the aggregate market value of shares which the Eligible Employee could acquire by the exercise of an option under any other Executive Share Option Plan approved under Schedule 9 of the Taxes Act established by the Company or any Associated Company and not exercised;

      to exceed (pound)30,000 or such other limit contained from time to time in Paragraph 28(1) of Schedule 9 to the Taxes Act. Any Option granted under this Schedule will be limited and take effect so that the above limit will not be exceeded. The Grantor may call in the option certificate for endorsement, replacement or cancellation (as appropriate).

3.2 Rule 2.9 of the Plan shall not apply to Options granted under this UK Approved Schedule.

3.3 For the purpose of Rule 3.1 above, the UK sterling equivalent of the Market Value of a Share on any day shall be determined by taking the mid-market spot rate of that currency at the close of business for that day published by the Financial Times on that day, or if that day is not a Dealing Day, the mid-market spot rate for that currency at the close of business published in the Financial Times on the next preceding Dealing Day. If the grant of an Option would otherwise cause the limit in Rule 3.1 to be exceeded, it shall take effect as the grant of an Option under the UK Approved Schedule over the highest number of Shares which does not cause the limit to be exceeded together with the grant under the Plan over the balance of the Shares.

3.4 Rule 2.7 of the Plan shall be amended to read as follows: "Subject to the rights of exercise by the Participant's personal representatives pursuant to Rule 6.1, every Option shall be personal to the Participant to whom it is granted and shall not be transferable or in any way alienable.

3.5 Rules 2.12 and 2.13 of the Plan shall not apply to Options granted under this UK Approved Schedule.

      For the avoidance of doubt an Option under this UK Approved Schedule shall refer to an option to acquire Shares and not an option to acquire ADSs.

3.6 Rule 2.10 of the Plan shall not apply to Options granted under this UK Approved Schedule.

3.7 An Option may not be exercised at any time when a Participant has or has had within the preceding 12 months a Material Interest in a Close Company which is:

      3.7.1       the Company; or

      3.7.2 any company which has Control of the Company or is a Member of a Consortium which owns the Company.

3.8 In Rule 6 and Rule 7.6 of the Plan, the words "unless and to the extent the Grantor determines otherwise" shall not apply to Options granted under this UK Approved Schedule.

3.9 The Grantor may extend the exercise period in Rules 6.3, 6.4 and, to the extent that exercise is permitted in Rule 6.6 of the Plan, to the later of 42 months from the Date of Grant and (if relevant) 42 months from the last occasion that the Participant exercised an option to which Section 185(3) of the Taxes Act applied.

3.10  Rule 8.2 of the Plan shall be amended as follows:

      3.10.1 The words "(for the purposes of Paragraph 15 of Schedule 9 to the Taxes Act) is equivalent to the Old Option and" shall be included after "... in consideration of the grant to him of an Option ("the New Option") which"; and

      3.10.2 The words "falling within Paragraph 10(b) or (c) of Schedule 9 to the Taxes Act)" shall be included after "... (whether the company which has obtained Control of the Company itself or some other company".

      3.10.3 Rule 8.2.3 of the Plan shall not apply to Options granted under this UK Approved Schedule

3.11 Rule 10.6 of the Plan shall not apply to Options granted under this UK Approved Schedule.

3.12 No adjustment shall be made pursuant to Rule 11.1 of the Plan without the prior approval of the Inland Revenue (so long as the UK Approved Schedule is approved by the Inland Revenue) which relate to Options granted under the UK Approved Schedule.

3.13 No adjustment may be made in accordance with Rule 11 of the Plan in respect of Options granted under the UK Approved Schedule in the event of a demerger of the Company or other exceptional event that does not include the variation of the share capital of the Company.

3.14 If an alteration or addition is made by the Board under Rule 13.1 of the Plan at a time when the UK Approved Schedule is approved by the Inland Revenue under Schedule 9 to the Taxes Act, such alteration or addition shall not have effect on Options pursuant to the UK Approved Schedule until it has been approved by the Inland Revenue.

3.15 If an Eligible Employee's remuneration comprises either wholly or in part of payments in a currency other than pounds sterling ("Foreign Currency"), for the purpose of calculating any maximum number of Shares which may be acquired pursuant to the exercise of Options under the UK Approved Schedule, that Foreign Currency shall be converted into pounds sterling at the mid-market spot rate for that currency at the close of business published by the Financial Times on the Date of Grant, or if this is not a Dealing Day, the mid-market spot rate for that currency at the close of business published in the Financial Times on the next preceding Dealing Day.

                THE BOC GROUP EXECUTIVE SHARE OPTION SCHEME 2003

                                   SCHEDULE 2

                                  US EMPLOYEES

1.    DEFINITIONS

1.1 The words and expressions used in this Schedule 2 (the `US Schedule') which have capital letters have the meanings set out below, and words and expressions not otherwise defined have the same meaning they have in the Rules of the Plan to which this Schedule 2 is attached:

      Code                          The United States Internal Revenue Code of
                                    1986 (as amended);

      Eligible Employee             (A)     For the  purposes of an ISO, any
                                            person who at the Date of Grant is
                                            an employee or director in his
                                            capacity as an employee of either
                                            the Company or a Parent or
                                            Subsidiary of the Company and who is
                                            required to devote substantially the
                                            whole of his working time to the
                                            business of the Company and its
                                            Subsidiaries;

                                    (B)     For the purposes of an Option which
                                            is not an ISO, the meaning given in
                                            the Plan;

      ISO An incentive stock option within the meaning of section 422 of the Code;

      Option Price                  (A)     The meaning given in the Plan; and

                                    (B)     In the case of an ISO where the
                                            Eligible Employee owns (within the
                                            meaning of Section 422 (b) (6) of
                                            the Code) Shares equal to more than
                                            10% of the total combined voting
                                            power of all classes of shares of
                                            the Company, or of its Parent of
                                            Subsidiary (a `Ten Percent
                                            Shareholder'), not less than 110% of
                                            the Market Value of a Share on the
                                            Date of Grant;

      Parent Any company which is a parent corporation of the Company within the meaning of section 424(e) of the Code;

      Securities Act                the United States Securities Act of 1933
                                    (as amended);

      Subsidiary                    (A)     The meaning given by section 736 of
                                            the Companies Act 1985; and

                                    (B)     A subsidiary corporation within the
                                            meaning of section 424(f) of the
                                            Code; US Person the meaning given by
                                            Rule 902(k) promulgated under the
                                            Securities Act;

      US Person                     the meaning given by Rule 902(k) promulgated
                                    under the Securities Act;

2.    GENERAL

2.1 The purpose of this Schedule 2 is to benefit Eligible Employees who are employed or remunerated in the United States or who are citizens of the United States.

2.2 Options granted to Eligible Employees may be either ISOs or Options which are not ISOs ("non-qualified stock options").

2.3 This Schedule 2 is contingent upon shareholder approval within twelve months before or after adoption of this Schedule 2 by the Board. Failure to receive such approval shall render Options granted under this Schedule 2 null and void.

2.4 The grant and exercise of any Option shall be subject to fulfilling the requirements (including obtaining any required approval or consent) of the provisions of the Securities Act or of any applicable regulation or enactment. Neither the Options nor the Shares may be resold or otherwise transferred within the United States of America, its territories or possessions, any State of the United States of America or the District of Columbia or to any U.S. Person, unless they are registered under the Securities Act and qualified under all state securities laws or an exemption from such registration and qualification is available.

2.5 Shares shall not be issued to a US Person pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the United States Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder and all applicable state securities laws, and shall be further subject to the approval of Counsel for the Company with respect to such compliance.

2.6 Any adjustment pursuant to Rule 11 of the Plan shall, in the case of ISOs, be made in a manner consistent with Section 422 of the Code.

2.7 The Company shall (i) administer the US Schedule, (ii) establish from time to time such rules and regulations as it may deem appropriate for the proper administration of the US Schedule, and (iii) make such determinations under, and such interpretations of, and take such actions in connection with, the US Schedule as it may deem necessary or advisable, including (but not by way of limitation) determinations, interpretations and actions to ensure that Options that are intended to qualify as ISOs shall so qualify.

2.8 An ISO may not be exerciseable more than 10 years after the Date of Grant (5 years in the case of an ISO granted to a Ten Percent Shareholder).

2.9 The US Schedule may be further modified to ensure that any Option that is intended to be an ISO under the US Schedule will comply with the requirements of Section 422 of the Code.

2.10 It shall be a condition to the obligation of the Company to deliver Shares or ADSs pursuant to any Option under the US Schedule that the Participant pays to the Company (or the Subsidiary that employs the Participant) such amount as may be required by the Company or such Subsidiary for the purpose of satisfying any liability for any US Federal, state or local taxes of any kind required to be withheld with respect thereto. Any Option granted under the US Schedule may require the Company (or the Subsidiary that employs the recipient), or permit the recipient of the Option to elect, in accordance with any applicable rules established by the Company, to withhold or to pay all or a part of the amount of the withholding taxes in Shares or ADSs. Such election may be denied by the Company in its sole discretion, or may be made subject to certain conditions specified by the Company.

      The applicable ISO award shall provide that if a Participant makes a disposition, within the meaning of Section 424(c) of the Code and the regulations promulgated thereunder, of any Shares or ADSs issued to such Participant pursuant to the exercise of an ISO award within the two-year period commencing on the Date of Grant or within the one-year period commencing on the date of transfer of such Shares or ADSs to the Participant pursuant to such exercise, the Participant shall, within 10 days of such disposition, notify the Company of it (or the Subsidiary that employs the Participant), by delivery of written notice to the Company or such Subsidiary at its principal executive office.

3.    AMENDMENTS TO THE PLAN

      For the purposes of Options granted under this Schedule 2, the Rules of the Plan shall apply subject to the following amendments:

3.1 In respect of ISOs only, Rule 2.7 of the Plan shall be amended to read as follows: "Every Option shall be personal to the Participant to whom it is granted and shall not be transferable otherwise than by will or the laws of descent and distribution, and is exercisable, during his lifetime, only by him."

3.2 Rule 5.1.2 of the Plan shall be amended to read as follows: "except where exercise is allowed as described in Rule 6 or 7, by a Participant while he is an employee, or officer in his capacity as an employee, of a Group Member."

3.3 In Rule 6.3 of the Plan, the words "injury, ill-health or disability (evidenced to the satisfaction of the Board)" shall be replaced by the following: "permanent and total disablement, meaning that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months".

3.4 In Rules 6.2 and 7.1 and 7.4.2, the reference to "six months" shall be replaced by "three months".

4.    LIMITS

4.1 Shares placed under Options granted under this Schedule 2 shall be taken into account for the purpose of Rule 4 of the Plan and vice versa.

4.2 The aggregate Market Value (determined at the Date of Grant) of Shares with respect to which ISOs granted under this Schedule 2 and under all incentive stock option plans of the Company and its Parent and Subsidiaries shall first become exercisable by any Participant in any calendar year shall not exceed 100,000 United States Dollars or the Sterling equivalent, and, in the event that such limit is exceeded such ISOs shall be treated, to the extent of such excess, as nonqualified stock options. To the extent that such Participant holds two or more ISOs which would become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such Options as Incentive Stock Options shall be applied on the basis of the order in which such Options are granted.

4.3 The maximum aggregate number of Shares which may be issued under the Plan with respect to ISOs (the "ISO Maximum") is 49,000,000. Shares subject to outstanding Options shall, to the maximum permitted by Section 422 of the Code, be available for subsequent issuance under this Schedule 2 and the ISO Maximum to the extent the Options expire, terminate, or are cancelled for any reason prior to exercise in full. Should any changes be made to the Shares by reason of any sub-division, stock dividend, recapitalisation, consolidation of Shares, exchange of Shares, or other change affecting the Shares without the receipt of consideration, appropriate adjustment shall be made, in a manner consistent within Section

      422 of the Code, to the maximum number of Shares subject to the Plan and the ISO Maximum and to the Option Price under each outstanding Option in order to prevent dilution or enlargement of benefits thereunder. Adjustments determined by the Grantor, or their properly authorised designee, shall be binding and conclusive.